Exhibit 99.1

Blackboxstocks Provides Third Quarter 2022 Revenue Guidance

DALLAS, October 14, 2022 – Blackboxstocks Inc. (NASDAQ: BLBX), (“Blackbox” or the “Company”), a financial technology and social media hybrid platform offering real-time proprietary analytics for stock and options traders of all levels, announced today that it expects revenue for the third quarter, ended September 30, 2022, will be between $1.15 and $1.25 million, lower than the comparable period of last year

Chief Executive Officer, Gust Kepler, stated “Our stock has experienced a significant decline as have many other small micro-cap companies that have been negatively impacted by adverse macro-economic conditions. Stock market declines have not only impacted our stock price, but also our new customer acquisition as retail traders have become increasingly hesitant to enter the markets. Despite these current headwinds, we continue to be confident in our company’s core product and its utility for our customers, as well as our upcoming new products, Stock Nanny and Blackbox Pro, both of which address a broader market demographic. These new products are slated to be released in the first and second quarter of 2023, respectively.”

“Blackbox has a strong balance sheet and significant room left under our stock buyback program, which we are pursuing aggressively in the current market. Unfortunately, SEC rules governing the stock buybacks limit the number of shares we can purchase based on our trading volume, with the exception of block trades. These block trades must be facilitated through our designated broker Alexander Capital,” concluded Mr. Kepler.

About Blackboxstocks, Inc.

Blackboxstocks, Inc. is a financial technology and social media hybrid platform offering real-time proprietary analytics and news for stock and options traders of all levels. Our web-based software employs "predictive technology" enhanced by artificial intelligence to find volatility and unusual market activity that may result in the rapid change in the price of a stock or option. Blackbox continuously scans the NASDAQ, New York Stock Exchange, CBOE, and all other options markets, analyzing over 10,000 stocks and up to 1,500,000 options contracts multiple times per second. We provide our users with a fully interactive social media platform that is integrated into our dashboard, enabling our users to exchange information and ideas quickly and efficiently through a common network. We recently introduced a live audio/screenshare feature that allows our members to broadcast on their own channels to share trade strategies and market insight within the Blackbox community. Blackbox is a SaaS company with a growing base of users that spans 42 countries; current subscription fees are $99.97 per month or $959.00 annually.

For more information, go to: www.blackboxstocks.com.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information

The Company uses and intends to continue to use its Investors website at www.blackboxstocks.com/company-overview as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investors website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

Contacts

Investors@blackboxstocks.com

PCG Advisory

Stephanie Prince

(646) 863-6341

sprince@pcgadvisory.com